UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2006

CNL HOTELS & RESORTS, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	0-24097 (Commission File Number)	59-3396369 (IRS Employer Identification No.)
420 South Orange Avenue, Suite 700, Orlando, Florida 32801 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (407) 650-1510

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

Employment Letter with Greerson G. McMullen

On May 19, 2006, CNL Hotels & Resorts, Inc. (the “Company”) entered into an employment letter with Greerson G. McMullen, the Company’s Senior Vice President, Chief General Counsel and Secretary (the “Employment Letter”), which became effective on May 22, 2006, pursuant to which Mr. McMullen will be employed by the Company. Previously, the Company’s advisor, CNL Hospitality Corp. (the “Advisor”) had entered into an employment letter, dated August 23, 2005, with Mr. McMullen, pursuant to which the Advisor had employed Mr. McMullen as its Senior Vice President and Chief General Counsel. Effective as of May 22, 2006, Mr. McMullen resigned his positions as Senior Vice President and Chief General Counsel of the Advisor (the “Resignation”). Pursuant to the terms of a Consent and Waiver Agreement, among the Company, the Advisor and Mr. McMullen, which was effective May 22, 2006 and included as Exhibit B to the Employment Letter, the Advisor accepted the Resignation and agreed to waive any conflicts necessary to permit Mr. McMullen to be employed by and to counsel the Company.

Under the Employment Letter, Mr. McMullen will receive an annual base salary from the Company of $275,000 and will be eligible to receive additional cash bonus compensation of up to 100% of base salary, based upon performance. In addition, under the terms of the Employment Letter, in the event the Company grants equity or equivalent rights (“Equity”) pursuant to a long-term incentive compensation program, including any grant of Equity to Senior Vice Presidents of the Company upon completion of a merger of the Advisor with and into the Company (the “Merger”), Mr. McMullen will be included in the program and granted Equity on an equivalent basis as other Senior Vice Presidents of the Company. Mr. McMullen will be eligible for coverage under the provisions of the Company’s benefits program, which includes, among other benefits, medical, dental, vision and life insurance.

The Employment Letter provides that either Mr. McMullen or the Company may terminate the employment relationship at any time for any reason or for no reason. If Mr. McMullen’s employment is terminated by the Company for any reason other than for “cause” (as defined in the Employment Letter) or by Mr. McMullen for “good reason” (as defined in the Employment Letter), Mr. McMullen will be entitled to certain severance payments. These payments include an amount equal to 6 months salary plus 50% of Mr. McMullen’s maximum bonus opportunity. If Mr. McMullen’s employment is terminated by the Company for any reason other than for “cause” or by Mr. McMullen for “good reason” prior to the completion of the Merger and an Equity grant (if any) or within 16 months of the date of the Employment Letter, Mr. McMullen will be entitled to receive severance payments equal to 12 months salary plus 100% of his maximum bonus opportunity. The Employment Letter also provides that if Mr. McMullen terminates his employment based on the failure of the Company to provide him with the benefits to which he is entitled under the Employment Letter, then he will be entitled to severance payments equal to 12 months salary plus 100% of his maximum bonus opportunity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL HOTELS & RESORTS, INC.

Date: May 25, 2006	By:	/s/ Mark E. Patten
Name: Mark E. Patten
Title: Senior Vice President and Chief Accounting Officer